UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

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FORM 8-K
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CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): March 15, 2010

Commission File Number 0-21513
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DXP ENTERPRISES, INC.
(Exact name of registrant as specified in its charter)

Texas	76-0509661
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

7272 Pinemont, Houston, Texas 77040
(Address of principal executive offices)

Registrant’s telephone number, including area code:
(713) 996-4700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.  Entry into a Material Definitive Agreement

On March 15, 2010 DXP Enterprises, Inc. (“DXP”) entered into a First Amendment to Credit Agreement with each of the lenders named therein and Wells Fargo Bank, National Association, as administrative agent for the lenders.  The First Amendment, as summarized below in this current report, modifies various definitions, increases interest rates, authorizes a potential acquisition, authorizes a sale of assets, modifies certain financial covenants, modifies provisions regarding restricted payments, modifies requirements related to DXP’s ability to complete future acquisitions and waived any default or event of default arising in respect of the fixed charge coverage ratio as of December 31, 2009.

The Credit Agreement by and among DXP, each of the lenders named therein and Wells Fargo Bank, National Association, dated August 28, 2008, as amended by the First Amendment by and among DXP, each of the lenders named therein and Wells Fargo Bank, National Association, dated March 15, 2010 (the “Facility”) expires on August 11, 2013.  The Facility contains financial covenants defining various financial measures and levels of these measures with which the company must comply. Covenant compliance is assessed as of each quarter end and certain month ends for the asset test.  EBITDA is defined under the Facility as without duplication, for any period the consolidated net income (excluding any extraordinary gains or losses) of the Borrower and its Subsidiaries plus, to the extent deducted in calculating consolidated net income, depreciation, amortization, other non-cash items and non-recurring items (including, without limitation, impairment charges or asset write-offs and accruals in respect of closed locations), Interest Expense, and tax expense for taxes based on income and minus, to the extent added in calculating consolidated net income, any non-cash items and non-recurring items; provided that, if the Borrower or any of its Subsidiaries acquires the Equity Interests or assets of any Person during such period under circumstances permitted under Section 6.15 hereof, EBITDA shall be adjusted to give pro forma effect to such acquisition assuming that such transaction had occurred on the first day of such period and provided further that, if the Borrower or any of its Subsidiaries divests the Equity Interests or assets of any Person during such period under circumstances permitted under this Agreement, EBITDA shall be adjusted to give pro forma effect to such divestiture assuming that such transaction had occurred on the first day of such period.  Add-backs allowed pursuant to Article 11, Regulation S-X, of the Securities Act of 1933 will also be included in the calculation of EBITDA.

The Company’s borrowings under the revolving credit portion of the Facility and letters of credit outstanding under the Facility at each month-end must be less than an asset test measured as of the same month-end. The asset test is defined under the Facility as the sum of 85% of the Company’s net accounts receivable, 60% of net inventory, and 50% of non real estate property and equipment. The Company’s borrowing and letter of credit capacity under the revolving credit portion of the Facility at any given time is $150 million less borrowings under the revolving credit facility and letters of credit outstanding, subject to the asset test described above.

The revolving credit portion of the Facility provides the option of interest at LIBOR plus a margin ranging from 2.25% to 4.00% or prime plus a margin of 1.25% to 3.00%.  Commitment fees of 0.25% to 0.625% per annum are payable on the portion of the Facility capacity not in use for borrowings or letters of credit at any given time.  The term loan provides the option of interest at LIBOR plus a margin ranging from 2.75% to 4.50% or prime plus a margin of 1.75% to 3.50%.  Borrowings under the Facility are secured by all of the Company’s accounts receivable, inventory, general intangibles and non real estate property and equipment.

The Facility’s principal financial covenants include:

Fixed Charge Coverage Ratio – The Facility requires that the Fixed Charge Coverage Ratio for the 12 month period ending on the last day of each quarter  be not less than (x) if the Project Pump Acquisition is consummated on or before June 30, 2010, (i) as of the last day of each fiscal quarter during the period from and after January 1, 2010 through and including September 30, 2010, 1.10 to 1.00, (ii) as of December 31, 2010, 1.25 to 1.00, and (iii) as of the last day of each fiscal quarter thereafter, 1.50 to 1.00 and (y) if the Project Pump Acquisition is not consummated on or before June 30, 2010 (and, in any event, until such time as the Project Pump Acquisition is consummated), (i) as of the last day of each fiscal quarter during the period from and after January 1, 2010 through and including September 30, 2010, 1.00 to 1.00, (ii) as of December 31, 2010, 1.25 to 1.00, and (iii) as of the last day of each fiscal quarter thereafter, 1.50 to 1.00, with “Fixed Charge Coverage Ratio” defined as the ratio of (a) EBITDA for the 12 months ending on such date minus cash taxes,  minus Capital Expenditures for such period (excluding Acquisitions) to (b) the aggregate of Interest Expense paid in cash, scheduled principal payments in respect of long term debt, the current portion of Capital Lease Obligations for such period and the aggregate amount of dividends in excess of $90,000 per fiscal year paid on preferred Equity Interests during such period; provided that up to $1,000,000 of cash Interest Expense paid in each twelve month period in respect of the Subordinated Debt incurred in connection with the Project Pump Acquisition shall, for the purposes of calculating Fixed Charges, be excluded from such calculation to the extent paid from the proceeds of the issuance of new Equity Interests during such period.

Leverage Ratio - The Facility requires that the Company’s Leverage Ratio, determined on a rolling four quarter basis, not exceed (x) if the Project Pump Acquisition is consummated on or before June 30, 2010, (i) as of December 31, 2009, 3.75 to 1.00, (ii) as of March 31, 2010, 4.50 to 1.00, (iii) as of June 30, 2010, 4.50 to 1.00, (iv) as of September 30, 2010, 4.25 to 1.00, (v) as of December 31, 2010, 4.00 to 1.00, (vi) as of March 31, 2011, 3.50 to 1.00, and (vii) as of the last day of each fiscal quarter thereafter, 3.25 to 1.00 and (y) if the Project Pump Acquisition is not consummated on or before June 30, 2010 (and, in any event, until such time as the Project Pump Acquisition is consummated), (i) as of December 31, 2009, 3.75 to 1.00, (ii) as of March 31, 2010, 4.25 to 1.00, (iii) as of June 30, 2010, 4.00 to 1.00, (iv) as of September 30, 2010, 3.75 to 1.00, and (v) as of the last day of each fiscal quarter thereafter, 3.25 to 1.00. Leverage Ratio is defined as the outstanding Indebtedness divided by rolling four quarter EBITDA.  Indebtedness is defined under the Facility for financial covenant purposes as: a) all obligations of the Borrower and its subsidiaries for borrowed money including but not limited to senior bank debt, senior notes, and subordinated debt; b) capital leases; c) issued and outstanding letters of credit; and d) contingent obligations for funded indebtedness.

Senior Leverage Ratio – The Facility requires that the Company’s Senior Leverage Ratio, determined on a rolling four quarter basis not exceed (i) as of December 31, 2009, 3.75 to 1.00, (ii) as of March 31, 2010, 4.25 to 1.00, (iii) as of June 30, 2010, 4.00 to 1.00, (iv) as of September 30, 2010, 3.75 to 1.00, (v) as of December 31, 2010, 3.25 to 1.00, (vi) as of March 31, 2011, 3.00 to 1.00, and (vii) as of the last day of each fiscal quarter thereafter, 2.75 to 1.00.  Senior Leverage Ratio is defined as the ratio of (a) Indebtedness as of such date minus the aggregate amount of all Subordinated Debt as of such date to (b) EBITDA for the 12 months then ended, determined in each case on a consolidated basis for Borrower and its Subsidiaries.

The above description is qualified in its entirety by reference to the Credit Agreement by and among DXP, each of the lenders named therein and Wells Fargo Bank, National Association, dated August 28, 2008, filed as Exhibit 10.1 to this current report, and the First Amendment by and among DXP, each of the lenders named therein and Wells Fargo Bank, National Association, dated March 15, 2010, filed as Exhibit 10.2 to this current report.

ITEM 7.01. Regulation FD Disclosure

The following information is furnished pursuant to Regulation FD:

On March 15, 2010, DXP Enterprises, Inc. issued a press release announcing the amendment of the Facility, a copy of which is furnished as Exhibit 99.1 hereto, which is incorporated herein by reference.  Such exhibit (i) is furnished pursuant to Item 7.01 of Form 8-K, (ii) is not to be considered “filed” under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and (iii) shall not be incorporated by reference into any previous or future filings made by or to be made by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act.

The First Amendment refers to a potential acquisition by DXP of all of the assets of Quadna, Inc. and its subsidiaries.  On February 19, 2010, DXP entered into a non-binding letter of intent with Quadna, Inc. and its controlling stockholder to purchase all of the assets of Quadna, Inc. and its subsidiaries for a purchase price of $28 million (subject to adjustment), which may be payable in a combination of cash, common stock of DXP and convertible notes.  The transaction is subject to the parties entering into a definitive purchase agreement.  While negotiations are ongoing, there can be no assurance that the parties will reach agreement on terms that are mutually acceptable.

ITEM 9.01. Financial Statements and Exhibits

(c) Exhibits

10.1	Credit Agreement by and among DXP, each of the lenders named therein and Wells Fargo Bank, National Association, dated August 28, 2008

10.2
First Amendment to Credit Agreement by and among DXP Enterprises, Inc., as Borrower, and Wells Fargo Bank, National Association, as Lead Arranger and Administrative Agent for the Lenders, as Bank, dated as of August 28, 2008.

99.1	Press Release dated March 15, 2010 announcing the amendment of the Facility and the non-binding letter of intent with Quadna, Inc. .

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

DXP ENTERPRISES, INC.
(Registrant)

By: /s/MAC McCONNELL
           Mac McConnell
Senior Vice-President/Finance and
Chief Financial Officer

Dated:  March 15, 2010